UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2008

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium, 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 745-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2008, A. Bruce Cleverly was elected to the Board of Directors of Carter’s, Inc. and appointed to serve on its Compensation Committee.  Both this election and appointment are effective as of March 1, 2008.

In addition to other arrangements, Carter’s, Inc. compensates its Directors with a one-time grant of restricted common stock valued at $100,000 and an annual grant of common stock valued at $90,000.  Accordingly, Mr. Cleverly was granted restricted common stock valued at $100,000 to be based on the market price of Carter’s, Inc. common stock as of March 1, 2008, and which will vest on March 1, 2011.  In addition, Mr. Cleverly will be granted common stock at the Company’s 2008 annual meeting of shareholders in an amount to be detemined by our Board of Directors and pro rated for Mr. Cleverly's service in 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 27, 2008	CARTER’S, INC.

	By:	/s/ MICHAEL D. CASEY
	Name:	Michael D. Casey
	Title:	Executive Vice President and Chief Financial Officer